SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 21, 2003 (April 14, 2003)

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7880 Bent Branch Drive, Suite 150, Irving, Texas  75063
(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:
(972) 830-1800

Item 5.    Other Events.

                On April 14, 2003 we entered into the Fourth Amended and Restated Credit Agreement with Bank of Nova Scotia and Credit Suisse First Boston, which among other things, extended the maturity date of our revolving line of credit to April 16, 2004.  Also on April 14, 2003, we reached agreement to extend the maturity date of 2 subordinated notes to April 17, 2004.  Copies of the Fourth Amended and Restated Credit Agreement and the 2 notes are attached as exhibits hereto.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

99.1

Fourth Amended and Restated Credit Agreement, dated April 14, 2003, among IQI, Inc., Aegis Communications Group, Inc. (as a guarantor), and various financial institutions, with The Bank of Nova Scotia as documentation agent and administrative agent and Credit Suisse First Boston as a syndication agent.

99.2	Amended and Restated Promissory Note by and among Advanced Telemarketing Corporation, ATC Communications Group, Inc. and Thayer Equity Investors III, L.P., dated April 11, 2003.

99.3	Amended and Restated Promissory Note by and between Aegis Communications Group, Inc. and Thayer Equity Investors III, L.P., dated April 11, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 21, 2003	AEGIS COMMUNICATIONS
GROUP, INC.

	By:	/s/ Michael J. Graham
Michael J. Graham
Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1

Fourth Amended and Restated Credit Agreement, dated April 14, 2003, among IQI, Inc., Aegis Communications Group, Inc. (as a guarantor), and various financial institutions, with The Bank of Nova Scotia as documentation agent and administrative agent and Credit Suisse First Boston as a syndication agent.

99.2	Amended and Restated Promissory Note by and among Advanced Telemarketing Corporation, ATC Communications Group, Inc. and Thayer Equity Investors III, L.P., dated April 11, 2003.
99.3	Amended and Restated Promissory Note by and between Aegis Communications Group, Inc. and Thayer Equity Investors III, L.P., dated April 11, 2003.